                                                                    Exhibit 99.2

PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION - OVERVIEW ABBOTT LABORATORIES AND SUBSIDIARIES AND THE PHARMACEUTICAL BUSINESS OF BASF AG (UNAUDITED)


SEC registrants who acquire a significant business are required to file a Form 8-K describing the business acquired and, depending upon the size of the acquisition, provide certain financial information within 75 days of the date of acquisition. Abbott has previously filed an 8-K describing the acquisition of the pharmaceutical business of BASF. This 8-K provides the financial information required to be filed by Abbott in connection with the acquisition. The rules require that Abbott apply purchase accounting adjustments to the combined business for the full year prior to the year of acquisition, even though the business was not managed by Abbott for the period presented. In addition, under the rules, Abbott is not allowed to include the effect of management actions it would have taken for the periods presented.

ACCORDINGLY, THE INFORMATION PRESENTED IS NOT INDICATIVE OF THE FUTURE PERFORMANCE, AND READERS ARE CAUTIONED AGAINST MAKING ASSUMPTIONS AND CALCULATIONS BASED UPON THE DATA PRESENTED HEREIN. ABBOTT HAS PREVIOUSLY PUBLISHED GUIDANCE ON THE RESULTS EXPECTED FROM THE ACQUISITION OF THE BUSINESS, AND THIS DOCUMENT DOES NOT INCLUDE NEW GUIDANCE OR CHANGE PRIOR GUIDANCE.

The pro forma condensed combined financial information gives effect on a purchase accounting basis to the acquisition of the pharmaceutical business of BASF ("Knoll") by Abbott. The financial statements reflect the acquisition of the assets of Knoll for approximately $6.9 billion in cash. The acquisition was financed primarily with short-term borrowings.

The pro forma condensed combined balance sheet assumes that the acquisition occurred on December 31, 2000, whereas the pro forma condensed combined income statement assumes that the acquisition occurred on January 1, 2000.

Abbott has not completed appraisals, evaluations or other studies of the fair value of Knoll's assets and liabilities. Accordingly, the pro forma adjustments may be subject to substantial revision when the appraisals, evaluations and other studies of the fair value of Knoll's assets and liabilities are completed. Subsequent to the acquisition, Abbott intends to implement plans to realign and reorganize certain Knoll operations. The estimated costs of implementing the plans have not been reflected in the accompanying pro forma financial statements. Revisions to the pro forma adjustments would increase or decrease the amount of goodwill and intangible assets and related amortization in the accompanying pro forma financial statements. In addition, integration of Knoll's operations will result in charges which will be recorded against earnings in the periods in which the integration plans are finalized. The pro forma financial statements do not reflect such estimated potential charges, although, as noted above, they have been included in the guidance furnished by Abbott.

The pro forma combined results of operations do not give effect to any synergies expected to result from the merger of Knoll's operations into those of Abbott. In addition, the pro forma combined results of operations exclude the charge of $1.015 billion for acquired in-process research and development, which was recorded by Abbott at the time of the acquisition. In addition, the pro forma adjustment for interest expense on debt to finance the acquisition was calculated using the prevailing interest rates during 2000. The pro forma condensed combined financial statements are not necessarily indicative of the results that actually would have been achieved if the acquisition had occurred on the assumed dates, nor are they necessarily indicative of future combined financial position or results of operations.

The pro forma condensed combined financial statements should be read in conjunction with the following financial statements:

1. The consolidated financial statements of Abbott Laboratories and Subsidiaries filed with the Securities and Exchange Commission in its Annual Report on Form 10-K for the year ended December 31, 2000.

2. The consolidated financial statements of the BASF Pharmaceutical Business for the years ended December 31, 2000 and 1999 filed as an exhibit to this Form 8-K. These financial statements are presented in Euros and conform with the accounting principles generally accepted in Germany. Abbott has obtained a representation from Deloitte & Touche that the matters referred to in the report of the auditors of Hokuriku were considered in reaching a conclusion on the fairness of presentation of the consolidated financial statements of the BASF pharmaceutical business. Differences between generally accepted accounting principles in Germany and the United States are not significant and are not reflected in the pro forma financial statements. However, certain reclassification adjustments have been made to the pro forma condensed combined income statement to conform the presentation to generally accepted accounting principles in the United States and Abbott's reporting conventions. The pro forma financial statements of the BASF Pharmaceutical Business have been translated into U.S dollars based on the appropriate foreign exchange rates. In addition, the consolidated financial statements of the BASF Pharmaceutical Business include certain operations which were either sold or transferred out of the pharmaceutical business of BASF prior to the acquisition. The pro forma financial statements include adjustments to eliminate these operations from the consolidated financial statements of the BASF Pharmaceutical Business as these operations were not acquired by Abbott.

 ABBOTT LABORATORIES AND SUBSIDIARIES AND THE PHARMACEUTICAL BUSINESS OF BASF AG


                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT


                                   (UNAUDITED)


                  (U.S. Dollars in 000's EXCEPT PER SHARE DATA)


                          YEAR ENDED DECEMBER 31, 2000

                                                        HISTORICAL                           PRO FORMA
                                            --------------------------------       -----------------------------
                                                ABBOTT              KNOLL           ADJUSTMENTS          COMBINED
                                            --------------       -----------       ------------     --------------
Net Sales                                      $13,745,916        $2,362,729           $(45,223)       $16,063,422
                                            --------------       -----------       ------------     --------------

Cost of products sold                            6,238,646           581,726            416,857          7,237,229
Research & development                           1,351,024           367,695            (49,725)         1,668,994
Selling, general, & administrative               2,894,178         1,027,326            (42,863)         3,878,641
Other operating (income) expense                         0           143,962           (143,962)                 0
(Gain) on sale of business                        (138,507)                0                  0           (138,507)
Total Operating Cost                        --------------       -----------       ------------     --------------
  & Expenses                                    10,345,341         2,120,709            180,307         12,646,357

Operating Earnings                               3,400,575           242,020           (225,530)         3,417,065
Net interest (income) expense                       23,221           (60,552)           484,929            447,598
(Income) from TAP Pharmaceutical
  Products Inc. joint venture                     (481,340)                0                  0           (481,340)
Net foreign exchange (gain) loss                     7,287                 0             30,696             37,983
Other (income) expense, net                         35,000            12,502                  0             47,502
                                            --------------       -----------       ------------     --------------
Earnings Before Taxes                            3,816,407           290,070           (741,155)         3,365,322
Taxes on earnings                                1,030,430           110,187           (258,321)           882,296
                                            --------------       -----------       ------------     --------------
Net Earnings                                    $2,785,977          $179,883          $(482,834)        $2,483,026
                                            ==============       ===========       ============     ==============
Basic Earnings Per Common Share                      $1.80                                                   $1.60
                                            ==============                                          ==============
Diluted Earnings Per Common Share                    $1.78                                                   $1.59
                                            ==============                                          ==============
Average Number of Common Shares
  Outstanding Used for
  Basic Earnings Per Common Share            1,548,015,000                                           1,548,015,000
                                            ==============                                          ==============
Average Number of Common Shares
  Outstanding Plus Dilutive
  Common Stock Options                       1,565,579,000                                           1,565,579,000
                                            ==============                                          ==============

ABBOTT LABORATORIES AND SUBSIDIARIES AND THE PHARMACEUTICAL OPERATIONS OF BASF AG - NOTES TO PRO FORMA CONDENSED COMBINED INCOME STATEMENT


The following is a summary of the estimated adjustments reflected in the pro forma condensed combined income statement:

Net Sales -

The reduction in net sales reflects the elimination of the operations of businesses not acquired by Abbott.

Cost of Products Sold -

The net increase in cost of products sold reflects primarily the change in amortization expense of purchased intangibles, primarily product rights for currently marketed products (average life of approximately 13 years), the change in amortization of goodwill (20 year life), and the change in depreciation expense due to the step up in value of property and equipment, net of the effect of conforming depreciation policies. In addition, adjustments were made to eliminate the operations of businesses not acquired by Abbott, and to reclassify other operating (income) expense to U.S. Generally Accepted Accounting Principles income statement classifications and Abbott's reporting conventions.

Research and Development -

The decrease in research and development reflects the elimination of the operations of businesses not acquired by Abbott, and the change in depreciation expense due to the step up in value of property and equipment, net of the effect of conforming depreciation policies. In addition, acquired in-process research and development of $1.015 billion is excluded from the pro forma condensed combined income statement.

Selling, General and Administrative -

The net decrease in selling, general and administrative reflects the elimination of the operations of businesses not acquired by Abbott, and the change in depreciation expense due to the step up in value of property and equipment, net of the effect of conforming depreciation policies. This decrease was partially offset by adjustments to reclassify other operating (income) expense to U.S. Generally Accepted Accounting Principles income statement classifications and Abbott's reporting conventions.


Other Operating (income) expense / Net Foreign Exchange (Gain) Loss -

Adjustment to reclassify other operating (income) expense to U.S. Generally Accepted Accounting Principles income statement classifications and Abbott's reporting conventions.

Net Interest Expense -

The increase in net interest expense represents primarily estimated interest expense on short-term debt used to finance the acquisition as of January 1, 2000.

Taxes On Earnings -

The adjustment to taxes on earnings reflects the estimated income tax effects on the above mentioned pro forma adjustments using the applicable statutory income tax rates.

Net Income -

The following is a reconciliation of the effect on net income of the pro forma adjustments:

Net change in amortization and depreciation of intangibles and
property and equipment                                                               $(194,371)
Interest on short-term debt assumed to finance the acquisition                        (452,000)
Other, primarily businesses not acquired by Abbott                                     (94,784)
                                                                                     ---------
Pretax effect of pro forma adjustments                                                (741,155)
Taxes on earnings                                                                      258,321
                                                                                     ---------
Net income effect of pro forma adjustments                                           $(482,834)
                                                                                     =========

 ABBOTT LABORATORIES AND SUBSIDIARIES AND THE PHARMACEUTICAL BUSINESS OF BASF AG

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                             (U.S. Dollars in 000's)

                                DECEMBER 31, 2000

                                                                HISTORICAL                         PRO FORMA
                                                     ------------------------------     -----------------------------
                                                        ABBOTT             KNOLL         ADJUSTMENTS       COMBINED
                                                     ------------       -----------     ------------     ------------
Assets
Current Assets:
Cash and cash equivalents                                $914,218          $125,479        $(125,479)        $914,218
Investment securities                                     242,500                 0                0          242,500
Trade receivables, less allowances                      2,179,451           543,867                0        2,723,318
Affiliate non-trade receivables                                 0           934,782         (934,782)               0
Inventories                                             1,741,331           225,528          121,000        2,087,859
Prepaid income taxes                                      896,083                 0          385,700        1,281,783
Other prepaid expenses and receivables                  1,402,658            65,709                0        1,468,367
                                                     ------------       -----------     ------------     ------------
Total Current Assets                                    7,376,241         1,895,365         (553,561)       8,718,045
                                                     ------------       -----------     ------------     ------------
Investment Securities                                     637,979           126,964                0          764,943
                                                     ------------       -----------     ------------     ------------
Net Property and Equipment                              4,816,911           466,277          120,000        5,403,188
                                                     ------------       -----------     ------------     ------------
Net Intangible Assets                                   1,555,260           371,240        5,178,760        7,105,260
                                                     ------------       -----------     ------------     ------------
Deferred Charges, Investments in Joint Ventures
and Other Assets                                          896,863           305,159         (219,403)         982,619
                                                     ------------       -----------     ------------     ------------
Total Assets                                          $15,283,254        $3,165,005        4,525,796      $22,974,055
                                                     ============       ===========     ============     ============

Liabilities and Shareholders' Investment
Current Liabilities:
Short-term borrowings and current portion of
long-term debt                                           $479,454           $62,832       $6,837,168       $7,379,454
Trade accounts payable                                  1,355,985           205,668                0        1,561,653
Affiliate non-trade payables                                    0           167,893         (167,893)               0
Salaries, wages and commissions                           401,366                 0                0          401,366
Other accrued liabilities                               1,549,245           147,382          220,811        1,917,438
Dividends payable                                         293,800                 0                0          293,800
Income taxes payable                                      217,690            66,081          (66,081)         217,690
                                                     ------------       -----------     ------------     ------------
Total Current Liabilities                               4,297,540           649,856        6,824,005       11,771,401
                                                     ------------       -----------     ------------     ------------
Long-Term Debt                                          1,076,368                 0                0        1,076,368
                                                     ------------       -----------     ------------     ------------
Other Liabilities and Deferrals                         1,338,440           709,809          136,431        2,184,680
                                                     ------------       -----------     ------------     ------------
Shareholders' Investment:
Common shares                                           2,218,234            20,418          (20,418)       2,218,234
Common shares held in treasury, at cost                  (255,586)                0                0         (255,586)
Unearned compensation --
restricted stock awards                                   (18,116)                0                0          (18,116)
Earnings employed in the business                       7,229,586         1,578,605       (2,207,905)       6,600,286
Accumulated other comprehensive loss                     (603,212)          206,317         (206,317)        (603,212)
                                                     ------------       -----------     ------------     ------------
Total Shareholders' Investment                          8,570,906         1,805,340       (2,434,640)       7,941,606
                                                     ------------       -----------     ------------     ------------
Total Liabilities and Shareholders' Investment        $15,283,254        $3,165,005       $4,525,796      $22,974,055
                                                     ============       ===========     ============     ============

ABBOTT LABORATORIES AND SUBSIDIARIES AND THE PHARMACEUTICAL OPERATIONS OF BASF AG - NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET


The following is a summary of the estimated adjustments reflected in the pro forma condensed combined balance sheet:

Cash and Cash Equivalents / Affiliate Non-trade Receivables and Payables / Deferred Charges / Income Taxes Payable -

Adjustments for assets and liabilities not acquired by Abbott.

Inventories / Net Property and Equipment / Net Intangible Assets -

Adjustments to record the fair value of the assets acquired, primarily intangible assets of approximately $3.3 billion (net of intangible assets recorded by Knoll) and goodwill of approximately $1.8 billion.

Prepaid Income Taxes -

Adjustment for prepaid income taxes for acquired in-process research and development.

Short-term Debt -

Assumed increase in short-term debt to finance the acquisition of the pharmaceutical business of BASF.

Other Accrued Liabilities -

Primarily adjustment to record estimated acquisition related costs.

Shareholders' Investment -

Adjustment to eliminate all of the equity of the acquired operations and to reflect the adjustment of acquired in-process research and development, net of income taxes.